Exhibit 1

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities (Sold)	Price ($)	Date of Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Sale of Common Stock	(10,840)	86.7500	10/24/2025
Sale of Common Stock	(20,390)	86.9230	10/24/2025
Sale of Common Stock	(4,545)	86.4320	10/27/2025
Sale of Common Stock	(169,962)	83.4190	10/29/2025
Sale of Common Stock	(43,736)	83.9600	10/29/2025

STARBOARD VALUE AND OPPORTUNITY S LLC

Sale of Common Stock	(2,762)	86.9230	10/24/2025
Sale of Common Stock	(1,468)	86.7500	10/24/2025
Sale of Common Stock	(616)	86.4320	10/27/2025
Sale of Common Stock	(23,021)	83.4190	10/29/2025
Sale of Common Stock	(5,924)	83.9600	10/29/2025
Sale of Common Stock	(31,362)	85.8100	10/31/2025

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

Sale of Common Stock	(566)	86.7500	10/24/2025
Sale of Common Stock	(1,064)	86.9230	10/24/2025
Sale of Common Stock	(237)	86.4320	10/27/2025
Sale of Common Stock	(8,870)	83.4190	10/29/2025
Sale of Common Stock	(2,282)	83.9600	10/29/2025

STARBOARD X MASTER FUND LTD

Sale of Common Stock	(3,684)	86.7500	10/24/2025
Sale of Common Stock	(6,930)	86.9230	10/24/2025
Sale of Common Stock	(1,544)	86.4320	10/27/2025
Sale of Common Stock	(57,763)	83.4190	10/29/2025
Sale of Common Stock	(14,864)	83.9600	10/29/2025

STARBOARD VALUE LP

(Through the Starboard Value LP Account)

Sale of Common Stock	(2,634)	86.7500	10/24/2025
Sale of Common Stock	(4,954)	86.9230	10/24/2025
Sale of Common Stock	(1,104)	86.4320	10/27/2025
Sale of Common Stock	(41,296)	83.4190	10/29/2025
Sale of Common Stock	(10,627)	83.9600	10/29/2025